Exhibit 5.1

812 SAN ANTONIO STREET Suite 600 Austin, Texas 78701 Tel 512 • 583 • 5900 Fax 512 • 583 • 5940

February 15, 2018

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Business First Bancshares, Inc., a Louisiana corporation (the “Company”), in connection with the registration of certain shares of the common stock of the Company held by the selling shareholders named in the Preliminary Prospectus (defined below) (the “Selling Shareholders”) for offer and sale of such shares of common stock of the Company by the selling shareholders. The Company is filing the Registration Statement (defined below) with the Securities and Exchange Commission (the “Commission”) to register the offer and sale of, and the Preliminary Prospectus relates to the offer and sale of, 3,110,100 shares of the common stock, par value $1.00 per share, of the Company (the “Shares”) by the Selling Shareholders. Reference is made to (i) the registration statement on Form S-3 (Registration No. 333-       ), to be filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) on the date of this opinion letter, including the documents to be incorporated therein by reference at the time of such filing (the “Registration Statement”), and (ii) the preliminary prospectus dated the date of this opinion letter and subject to completion that constitutes a part of the Registration Statement, including the documents to be incorporated therein by reference at the time of the filing of the Registration Statement (the “Preliminary Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. It is understood that the opinion set forth below is to be used only in connection with the sale of the Shares while the Registration Statement is in effect. The Registration Statement provides that the Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles of incorporation of the Company, as in effect on the date hereof (the “Articles of Incorporation”), (ii) the bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Articles of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Shares. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares that may be sold by the Selling Shareholders in reliance on the Registration Statement are validly issued, fully paid and nonassessable.

Business First Bancshares, Inc.

February 15, 2018

This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinion is expressed as of the date hereof and we assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.

We express no opinion as to the law of any jurisdiction other than the federal law of the United States of America and the laws of the State of Louisiana under the Louisiana Business Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion expressed herein based on the laws of the State of Louisiana is limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP